UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018 (July 3, 2018)

Zhong Ya International Limited

(Exact name of registrant as specified in its charter)

Nevada	001-34714	26-3045445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 North Pecos, Suite 900

Henderson, NV 89074

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 472-5066

Western Lucrative Enterprises, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 3, 2018, the registrant (“we,” “our,” or the “Company”) changed our corporate name from Western Lucrative Enterprises, Inc. to Zhong Ya International Limited. The name change was effected through a parent/subsidiary short-form merger (the “Merger”) between the registrant and Zhong Ya International Limited (the “Subsidiary”), our wholly-owned Nevada subsidiary formed solely for the purpose of the name change, with the Subsidiary continuing as the surviving entity. Upon completion of the Merger, each one hundred (100) shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger will be canceled and converted automatically into the right to receive one (1) share of common stock of the Subsidiary, par value $0.001 per share (“Zhong Ya Shares”). If the total number of shares a stockholder holds of the Company Common Stock is not evenly divisible by one hundred (100), that stockholder will receive an additional whole share of Zhong Ya Shares.

To effectuate the merger, we filed Articles of Merger with the Secretary of State of the State of Nevada on July 2, 2018 and Articles of Merger with the Secretary of State of the State of Iowa on July 3, 2018. The Merger became effective on July 3, 2018. On June 1, 2018, Wenjian Liu, who beneficially owned 16,930,000 shares of Company Common Stock representing approximately 90.4% of the 18,735,000 outstanding shares of Company Common Stock, delivered a written consent adopting and approving the Merger.

Since the effectiveness of the Merger, the Company has been governed by the Articles of Incorporation and Bylaws of the Subsidiary. Copies of the Articles of Incorporation, the Bylaws, the Articles of Merger with the Secretary of State of the State of Nevada and the Articles of Merger with the Secretary of State of the State of Iowa are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTC Pink Tier of the OTC Markets Group, Inc. will change in the future as a result of the name change. The new CUSIP number will be 98955J 107 (but not to be used yet). The name change and symbol change are subject to the approval by Financial Information Regulatory Association, Inc. (“FINRA”), which has not yet been reviewed. The requisite documents and other information for such approval have been submitted and are under review by FINRA staff. At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

There will be no mandatory exchange of stock certificates. Following the name change, the share certificates which reflect our prior name will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Action Stock Transfer.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

3.1	Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on May 25, 2018
3.2	Bylaws
3.3	Articles of Merger, as filed with the Secretary of State of the State of Nevada on July 2, 2018
3.4	Articles of Merger, as filed with the Secretary of State of the State of Iowa on July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018	Zhong Ya International Limited

	By:	/s/ Wenjian Liu
	Name:	Wenjian Liu
	Title:	Chief Executive Officer